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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Commission File Number: 000-24503

                           WASHINGTON BANKING COMPANY
                (Name of registrant as specified in its charter)

              WASHINGTON                                91-1725825
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                Identification Number)

                             1421 S.W. BARLOW STREET
                          OAK HARBOR, WASHINGTON 98277
               (Address of principal executive offices) (Zip Code)

                                 (360) 679-3121
              (Registrant's Telephone Number, Including Area Code)

Payment of Filing Fee (check appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14-a6(i)(1) and 0-11

        1) Title of each class of securities to which transaction applies:

        2) Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4) Proposed maximum aggregate value of transaction:

        5) Total fee paid:

================================================================================

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                       [WASHINGTON BANKING COMPANY LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 25, 2000



        NOTICE IS HEREBY GIVEN that, pursuant to call of its directors, the Annual Meeting of Shareholders of Washington Banking Company ("WBCO") will be held at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington, on Thursday, May 25, 2000 at 3:00 p.m., to consider and to vote upon the following matters:

        1. ELECTION OF DIRECTORS. Election of three persons to serve on the Board of Directors until 2003.

        2. WHATEVER OTHER BUSINESS as may properly be brought before the Annual Meeting, or any adjournment thereof.

        Only those shareholders of record at the close of business on March 30, 2000 shall be entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof.

                                            By Order of the Board of Directors

                                            /s/ SHELLY L. ANGUS

                                            Shelly L. Angus
                                            Corporate Secretary


Oak Harbor, Washington
March 31, 2000



WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                           WASHINGTON BANKING COMPANY
                              1421 SW BARLOW STREET
                              OAK HARBOR, WA 98277

                                 PROXY STATEMENT

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

        This Proxy Statement and the accompanying Proxy are being first sent to shareholders on or about April 14, 2000, for use in connection with the Annual Meeting of Shareholders of Washington Banking Company ("WBCO" or "Company") to be held on Thursday, May 25, 2000 at 3:00 p.m. at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington (the "Annual Meeting"). Only those shareholders of record of WBCO's common stock, no par value, at the close of business on March 30, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. The number of shares of common stock outstanding and entitled to vote at the Annual Meeting is 4,069,285.

        The enclosed Proxy is solicited by the Board of Directors of WBCO. The costs of solicitation will be borne by WBCO. In addition to the use of the mails, solicitation may be made, without additional compensation by directors and officers of WBCO and regular employees of WBCO and/or its banking subsidiary, Whidbey Island Bank (the "Bank"), by telephone, facsimile and/or personal contact. WBCO does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners.

        On each matter before the Annual Meeting, including the election of directors, shareholders have one vote for each share of common stock held. Shareholders are not entitled to cumulate their votes in the election of directors. Under Washington law, if a quorum is present at the Annual Meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors by the holders of shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors.

        With regard to the election of directors, votes may be cast in favor of some or all of the nominees or withheld as to some or all of the nominees. Votes withheld will have the effect of a negative vote. Abstentions may be specified on all proposals except the election of directors. An abstention from voting will have the practical effect of voting against a proposal since the shares which are the subject of the abstention will be considered present and entitled to vote but will not be voted in favor of the proposal. If shares are held in "street name" through a broker or other nominee (that is, the broker or nominee is the record holder but not the beneficial owner), the broker or nominee is permitted to exercise voting discretion with respect to the election of directors. Thus, if the broker or nominee is not given specific voting instructions by the beneficial owner, shares may be voted on the election of directors by the broker or nominee in their own discretion.

        If the enclosed Proxy is duly executed and received in time for the Annual Meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy "FOR" the nominees for director listed in this Proxy Statement, unless otherwise directed. Any Proxy given by a shareholder may be revoked before its exercise by notice to WBCO in writing,


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by a subsequently dated Proxy, or in open meeting prior to the taking of the shareholder vote. The shares represented by properly executed Proxies that are not revoked will be voted in accordance with the specifications in such Proxies, or, if no preference is specified, in accordance with the recommendation of management as specified above.


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                              OWNERS AND MANAGEMENT

        The following table sets forth information as of March 1, 2000 with respect to beneficial ownership of WBCO's common stock by (a) each director and director nominee; (b) the chief executive officer of WBCO; (c) all directors and executive officers of WBCO as a group and (d) all shareholders known by WBCO to be the beneficial owners of more than 5% of the outstanding shares of WBCO common stock. Except as noted below, WBCO believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. The percentages shown are based on the number of shares of WBCO common stock deemed to be outstanding, under applicable regulations (including options exercisable within sixty days).


                                                          SHARES BENEFICIALLY OWNED AT MARCH 1, 2000
Name                                                          Number     Percentage of Outstanding
                                                                               Common Stock
Michal D. Cann                                               81,951(1)              2.02%
Marlen L. Knutson                                            31,860(2)                *
Karl C. Krieg, III                                           61,832(3)              1.52%
Jay T. Lien                                                  57,093(4)              1.41%
Robert B. Olson                                              68,160(5)              1.68%
Anthony B. Pickering                                         21,960(6)                *
Alvin J. Sherman                                             22,976(7)                *
Edward J. (Bud) Wallgren                                     81,694(8)              2.01%
Directors and executive officers as a group (9 persons)     483,431(9)             11.90%
Frontier Financial Corporation
PO Box 2215                                                 371,150                 9.14%
Everett, WA 98203
--------------------

     *  Represents less than 1.0% of WBCO's outstanding common stock.

    (1) Includes 66,500 shares issuable upon exercise of options, 37,500 of which are exercisable at $2.93 per share, 7,500 of which are exercisable at $3.37 per share, 12,000 of which are exercisable at $4.08 per share, 4,500 of which are exercisable at $5.37 per share, 3,000 of which are exercisable at $9.26 per share and 2,000 of which are exercisable at $12.00 per share.

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

    (2) All shares are owned by the Knutson Hauling, Inc. Profit Sharing Trust, for which Mr. Knutson is the trustee. Includes 1,560 shares issuable upon exercise of options at $9.26 per share.

    (3) Includes (a) 17,760 shares issuable upon exercise of options, 11,250 of which are exercisable at $3.00 per share, 3,750 of which are exercisable at $3.07 per share, 1,200 of which are exercisable at $4.08 per share and 1,560 of which are exercisable at $9.26 per share and (b) 11,499 shares owned by the Krieg Construction 401(k) Plan, for which Mr. Krieg is the Trustee.

    (4) Includes (a) 17,760 shares issuable upon exercise of options, 11,250 of which are exercisable at $3.00 per share, 3,750 of which are exercisable at $3.07 per share, 1,200 of which are exercisable at $4.08 per share and 1,560 of which are exercisable at $9.26 per share and (b) 10,383 shares owned by the Dan Garrison, Inc. Profit Sharing Plan, for which Mr. Lien is the Trustee.

    (5) Includes 17,760 shares issuable upon exercise of options, 11,250 of which are exercisable at $3.00 per share, 3,750 of which are exercisable at $3.07 per share, 1,200 of which are exercisable at $4.08 per share and 1,560 of which are exercisable at $9.26 per share.

    (6) Includes 1,560 shares issuable upon exercise of options at $9.26 per share.

    (7) Includes 1,560 shares issuable upon exercise of options at $9.26 per share.

    (8) Includes 2,760 shares issuable upon exercise of options, 1,200 of which are exercisable at $4.08 per share and 1,560 of which are exercisable at $9.26 per share.

    (9) Includes 169,370 shares issuable pursuant to options exercisable within 60 days.


                              ELECTION OF DIRECTORS

        WBCO's Articles of Incorporation provide that the number of directors to be elected by the shareholders shall be not less than five nor more than 12 and that, within such minimum and maximum, the exact number of directors shall be fixed by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at ten. Directors are divided into three classes, each class serving a period of three years. The terms of Class 2 directors expire in 2001, of Class 3 directors expire in 2002, and of Class 1 directors expire in the year 2003. Approximately one-third of the members of the Board of Directors are elected by the shareholders annually. The directors whose terms expire at the Annual Meeting are Karl C. Krieg III, Robert B. Olson and Anthony B. Pickering, all of whom have been nominated by the Board of Directors for re-election at the Annual Meeting. If elected, such directors will hold office until the annual meeting of shareholders in the year 2003 and until their successors are elected and qualified.

        There are currently two vacancies on the Board of Directors. The vacant positions are not ones that are up for reelection this year. Consequently, the Board of Directors may fill those vacancies as provided for in the Bylaws until the next annual meeting at which those positions are elected.

        Each nominee has indicated that he is able and willing to serve on the Board of Directors. If any nominee should become unable or unwilling to serve, the Proxy will be voted for such person as is designated by the Board of


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

Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.


INFORMATION WITH RESPECT TO NOMINEES

        The following information is provided with respect to the nominees for election at the Annual Meeting as Class 1 directors whose terms will expire in 2003, and regarding all other incumbent directors, including their respective names, ages, principal occupations during the past five years and the year first elected a director of WBCO or the Bank. The address for each of the nominees and all incumbent directors is 1421 SW Barlow Street, Oak Harbor, Washington 98277. All nominees are presently directors of WBCO and the Bank.

NOMINEES FOR ELECTION AS CLASS 1 DIRECTORS (TERMS EXPIRE IN 2003)

KARL C. KRIEG, III                                        Director since 1990

Mr. Krieg, 63, has been the President of Krieg Construction, Inc. since 1979. Mr. Krieg is also the President of Krieg Concrete Products, Inc. and serves as Vice Chairman of the Board of WBCO and the Bank.

ROBERT B. OLSON                                           Director since 1992

Mr. Olson, 64, has been the co-owner and co-managing director of H&H Properties, Inc., a land development company, since 1991. Mr. Olson previously has served as the President and Chief Executive Officer of four community banks in Washington and Oregon. Mr. Olson also serves as Chairman of WIB Financial Services, Inc.

ANTHONY B. PICKERING                                      Director since 1996

Mr. Pickering, 52, has been the owner of Max Dale's Restaurant since 1983. Mr. Pickering currently serves as a director of Skagit Valley Hospital Foundation and is a Trustee for the Washington State University Foundation Board of Trustees.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THESE NOMINEES.


CLASS 2 INCUMBENT DIRECTORS (TERMS EXPIRE IN 2001; ONE POSITION VACANT):

MICHAL D. CANN                                            Director since 1992

Mr. Cann, 51, has been the President and Chief Executive Officer of WBCO since 1996, and the President and Chief Executive Officer of the Bank, and President and Secretary of WIB Financial Services, Inc. since 1993. Mr. Cann has 29 years of banking experience, previously having served as the President of Valley Bank, Mt. Vernon, Washington, and in other senior management positions in other banks and/or bank holding companies.


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


MARLEN L. KNUTSON                                         Director since 1996

Mr. Knutson, 67, is the President of Knutson Hauling, Inc., an excavation company. Mr. Knutson was also the owner of Knutson Distributors, Inc., having retired in 1990. Mr. Knutson previously served as Chairman of Valley Bank of Mt. Vernon, Washington.


CLASS 3 INCUMBENT DIRECTORS (TERMS EXPIRE IN 2002; ONE POSITION VACANT):

JAY T. LIEN                                               Director since 1987

Mr. Lien, 56, has been the President of Dan Garrison, Inc., a real estate company, since 1986. Mr. Lien has been Chairman of the Board of WBCO and the Bank since September 1998.

ALVIN J. SHERMAN                                          Director since 1996

Mr. Sherman, 67, is currently retired, having served until 1997 as a co-owner of Sherman Farms, Inc. Mr. Sherman also serves as a director of WIB Financial Services, Inc., a subsidiary of the Bank, which offers for sale nondeposit investment products.

EDWARD J. (BUD) WALLGREN                                  Director since 1991

Mr. Wallgren, 61, has been the President of Island O.K. Tires, Inc. since 1968, and is currently the owner of six Les Schwab Tire stores in Northwestern Washington.

INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

        The Board of Directors of WBCO has established certain standing committees, including an Audit Committee and a Compensation Committee. There presently is no standing nominating committee.

AUDIT COMMITTEE. The main functions performed by the Audit Committee include reviewing and approving the services of the independent auditors, reviewing the plan, scope, and audit results of the internal auditors and the independent auditors, and reviewing the reports of bank regulatory authorities. The Audit Committee also reviews the annual and other reports to the Securities and Exchange Commission and the annual report to WBCO shareholders. Current members of the Audit Committee are Messrs. Olson (Chairman), Pickering and Lien (who, as Chairman of the Board is automatically an ex-officio member of all committees). Mr. Orlan Dean, who retired from his position as a director effective January 1, 2000, was also a member of the Audit Committee during 1999. There were seven meetings of the Audit Committee during 1999.

COMPENSATION COMMITTEE. The Compensation Committee reviews and recommends remuneration arrangements for senior management. Current members of the Compensation Committee are Messrs. Wallgren (Chairman), Knutson, Krieg, Lien and Olson. There were five meetings of the Compensation Committee during 1999.

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

BOARD OF DIRECTORS MEETINGS. There were 14 meetings of the Board of Directors of WBCO during 1998. All directors attended at least 75% of the total meetings of the Board and all committees of which they were members in 1999.

DIRECTOR COMPENSATION. During 1999, WBCO's directors received a monthly fee in the amount of $700. In addition to the monthly fee, such directors received $300 for each Special Board meeting of the Company and meetings of the Board of WIB Financial Services, Inc. attended and non-officer directors received $300 for each committee meeting attended.

        A performance based bonus plan was implemented in 1993 whereby, in addition to the base fees discussed above, directors receive bonuses based on WBCO's annual performance. During the fiscal year 1999, each director was paid a bonus in the amount of $4,625. See "Executive Compensation".

SHAREHOLDER NOMINATIONS FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

        In accordance with WBCO's Bylaws, shareholder nominations for the 2001 Annual Meeting of Shareholders, if any, must be made in writing not less than 14 nor more than 50 days prior to the Annual Meeting, and must be delivered or mailed to the Chairman of WBCO. However, if less than 21 days' notice of the Annual Meeting is given to shareholders, the notification must be mailed or delivered to the Chairman not later than the close of business on the seventh day following the day on which notice of the Annual Meeting was mailed. Such notification should contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of WBCO that will be voted for each proposed nominee; (d) the name and address of the notifying shareholder; and (e) the number of shares of stock of WBCO owned by the notifying shareholder. Nominations not made in accordance with the above requirements may be disregarded by the Chairman of the Annual meeting, in his discretion, and upon the Chairman's instruction, the vote teller may disregard all votes cast for such a nominee.


                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

        This report of WBCO's Compensation Committee ("Committee") describes in general terms the process the Committee undertakes and the factors it considers in determining the appropriate compensation for WBCO's executive officers, including the executive officers who are named in the Summary Compensation Table that follows (the "Named Executives").

GENERAL

        The Committee is responsible for establishing and monitoring compensation programs for executive officers of WBCO and its subsidiaries. The Committee reviews and approves individual executive officer salaries, bonuses and stock option grants and other equity-based awards. The Committee is responsible for establishing the compensation and evaluating the

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

performance of the other executive officers and recommends individual compensation levels for approval by the Committee.

COMPENSATION PHILOSOPHY

        WBCO, acting through the Committee, believes that compensation of its executive officers and other key personnel should reflect and support the goals and strategies that WBCO establishes. The Company's objective has been to expand its geographical presence outside Whidbey and Camano Islands, while solidifying its market position in Island County.

        While continuing to geographically expand, management's strategy is to continue to provide a high level of personal service to its customers and to expand loans, deposits and other products and services that it offers its customers. Maintenance of asset quality will be emphasized by controlling nonperforming assets and adhering to prudent underwriting standards. In addition, management will strive to improve operating efficiencies to further manage non-interest expense and will continue to improve internal operating systems.

        WBCO's goals are intended to create long-term value for WBCO's shareholders, consistent with protecting the interests of depositors. The Committee believes that these goals are best supported by attracting and retaining well-qualified executive officers and other personnel through competitive compensation arrangements, with emphasis on rewards for significant contributions to WBCO's success and on aligning the interests of the executive officers and other personnel with those of WBCO's shareholders.

        The Committee follows a compensation philosophy that emphasizes options and other stock-based compensation. This emphasis is intended to create a close link between the interests of employees and shareholders and to focus on growth in assets and earnings while maintaining good asset quality and increasing long-term shareholder value.

        The Committee anticipates that it will continue to emphasize stock-based compensation in the future.

COMPENSATION PROGRAMS AND PRACTICES

        WBCO's compensation program includes competitive salary and benefits, an annual incentive cash bonus based upon attainment of Company and individual performance goals, and opportunities for employee ownership of WBCO common stock through a stock option program.

        In determining compensation packages for individual executives, the Committee considers various subjective and objective factors, including (1) individual job responsibilities and experience; (2) individual performance in terms of both qualitative and quantitative goals; (3) WBCO's overall performance, as measured by attainment of strategic and budgeted financial goals and prior performance; and (4) industry surveys of compensation for comparable positions with similar institutions in the State of Washington, the Pacific Northwest and the United States.

        It is not anticipated that the limitations on deductibility, under the Internal Revenue Code Section 162(m), of compensation to any one executive that exceeds $1,000,000 in a single year will apply to WBCO or its subsidiaries in the foreseeable future. In the event that such limitation would apply, the Committee will analyze the circumstances presented and act in a manner that, in

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its judgment, is in the best interests of WBCO. This may or may not involve actions to preserve deductibility.

        Components of WBCO's compensation program are the following:

        BASE SALARY. Salary levels of executive officers are designed to be competitive within the banking industry. In setting competitive salary ranges, the Committee works with management to periodically evaluate current salary levels of other financial institutions with size, lines of business, geographic locations and market place position similar to WBCO's. Base salaries for WBCO's executive officers other than the Chief Executive Officer are based upon recommendations by him, taking into account the subjective and objective factors described above. The Committee reviews and approves or disapproves such recommendations.

        ANNUAL INCENTIVE BONUS. Executive officers have an annual incentive opportunity with cash awards (bonuses) based on the overall performance of WBCO and on attainment of individual performance targets. Performance targets may be based on one or more of the following criteria: return on average assets, return on average equity, core deposit growth, loan growth, asset quality, growth in earnings. The annual bonus pool is determined by the Committee, with final approval by the Board of Directors, each fiscal year and is based upon an assessment of the Company's performance as compared to both budgeted and prior fiscal year performance. Once the bonus pool has been established, the Chief Executive Officer makes individual bonus recommendations to the Committee based upon an evaluation of an executive's individual performance and contribution to WBCO's overall performance.

        STOCK OPTION AND OTHER STOCK-BASED COMPENSATION. Equity-based compensation is intended to more closely align the financial interests of WBCO's executives with long term shareholder value and to assist in the retention of executives who are key to the success of WBCO and Whidbey Island Bank. Equity-based compensation generally has been in the form of incentive stock options pursuant to existing stock option plans. The Committee, with final approval by the Board, determines from time to time which executives, if any, will receive stock options and determines the number of shares subject to each option. Grants of stock options and awards are based on the performance of WBCO and various subjective factors relating primarily to the responsibilities of individual executives, their expected future contributions to WBCO and prior option grants. There were no stock options granted during 1999.

CHIEF EXECUTIVE OFFICER COMPENSATION

        In evaluating the compensation of Mr. Cann for services rendered in 1999, the Committee considered both quantitative and qualitative factors.

        In reviewing quantitative factors, the Committee reviewed WBCO's 1999 financial results and compared them with WBCO's budget and actual financial results for 1998. Specifically, the Committee considered that (1) year-end net income from operations increased 6% from 1998; (2) total assets, total loans and total deposits grew by 30%, 49% and 34%, respectively from year-end 1998 to year-end 1999; and (3) despite rapid loan growth, credit quality continued to improve in 1999.

        The Committee also considered certain qualitative accomplishments by Mr. Cann in 1999. The Committee recognized Mr. Cann's leadership in strategically positioning WBCO for future significant developments in the banking industry and in WBCO's market area and otherwise developing long-term strategies for the organization.

        Based on the foregoing and consistent with the Committee's overall compensation philosophy, the Committee made the following determinations with respect to Mr. Cann's compensation in 1999. Mr. Cann's annual salary in 1999 was set at $130,000 and he was awarded an incentive (bonus) payment of $30,000.

CONCLUSION

        The Committee believes that for the 1999 fiscal year, the compensation of Mr. Cann, as well as for the other executive officers, was consistent with WBCO's overall compensation philosophy and clearly related to the realization of WBCO's goals and strategies for the year.

Respectfully submitted by:

        Edward J. (Bud) Wallgren, Chairman                Jay T. Lien
        Marlen L. Knutson                                 Robert B. Olson
        Karl C. Krieg, III


STOCK OPTION PLANS

        In 1992, the Company adopted an employee stock option plan ("1992 Plan"), under which 450,000 shares of common stock were authorized to be issued upon exercise of incentive stock options ("ISOs"). Of the shares authorized by the 1992 Plan and as of the Record Date, 346,500 shares currently are subject to options granted but not exercised and 103,500 shares have been issued upon exercise of options granted. The Company adopted a plan permitting grants of nonqualified stock options ("NSOs") to directors in 1993 ("1993 Plan") for up to 150,000 shares of WBCO stock. Under the 1993 Plan and as of the Record Date, 98,700 shares are currently subject to options granted but not exercised and 50,550 shares have been issued upon exercise of options granted. The 1992 and 1993 Plans were terminated as to further grants of options upon the adoption of the 1998 Stock Option and Restricted Stock Award Plan ("1998 Plan") which was approved at the 1998 Annual Meeting of Shareholders. Under the 1998 Plan and as of the Record Date, there are 41,000 shares currently subject to options granted but not exercised. No shares have been issued upon exercise of options granted under the 1998 Plan. There were no material differences in the principal terms and conditions of the three stock option plans except for the differences required to issue ISOs versus nonqualified options.

        The following is a summary of the principal provisions of the 1998 Plan:

PURPOSE. The purpose of the 1998 Plan is to (1) enhance the long-term profitability and shareholder value of WBCO by offering stock-based incentives ("Awards") to employees, directors, consultants and agents of, and individuals to whom offers of employment have been made by, WBCO or its subsidiaries; (2) attract and retain the best available personnel for positions of responsibility with WBCO and its subsidiaries; and (3) encourage employees and directors to acquire and maintain stock ownership in WBCO.

SHARES SUBJECT TO PLAN. The 1998 Plan authorizes the issuance of up to a maximum of 161,000 shares of WBCO common stock plus any shares subject to stock options that are forfeited, expire or are canceled under the 1992 and 1993 Plans. To the extent permitted by applicable law, expired, forfeited, terminated or canceled Award shares will again become available for delivery as pursuant to the 1998 Plan.

LIMITATIONS. Not more than 25% of the aggregate number of shares available for delivery pursuant to an Award granted under the Plan may be issued to any participant during any one calendar year. In addition, in the case of Incentive Stock Options, the aggregate fair market value of all shares becoming exercisable in any one year shall not exceed $100,000.

TYPES OF AWARDS. Awards may include ISOs, which are intended to meet all the requirements of an "Incentive Stock Option" as defined in Section 422 of Code, NSOs and restricted stock awards.

STOCK OPTION GRANTS. The exercise price for each option granted will be determined by WBCO's Compensation Committee ("Committee"), but for ISOs will not be less than 100% of the fair market value of WBCO common stock on the date of grant. For purposes of the 1998 Plan, "fair market value" means the closing transaction price of the common stock on the date of grant as reported on the Nasdaq National Market.

        The term of options will be fixed by the Committee. No ISO granted under the 1998 Plan can be exercisable after 10 years from the date of the grant. Each option will be exercisable pursuant to a vesting schedule determined by the Committee.

        Since option grants and stock awards are discretionary, WBCO cannot currently determine the number of shares that will be subject to Awards in the future pursuant to the Plan. The Committee currently intends to make Awards primarily to officers and key employees of WBCO and the Bank.


SUMMARY COMPENSATION TABLE

        The following table sets forth the aggregate compensation for services rendered to WBCO or its subsidiaries in all capacities paid or accrued for the fiscal year ended December 31, 1999 to the Company's Chief Executive Officer, who is the only executive officer of WBCO whose aggregate cash and cash equivalent forms of compensation exceeded $100,000 (the "Named Executive") during 1999.

                                                              LONG TERM
                                                             COMPENSATION
      NAME AND               ANNUAL COMPENSATION            NUMBER OF SHARES       ALL OTHER
 PRINCIPAL POSITION        SALARY           BONUS(1)       UNDERLYING OPTIONS    COMPENSATION(2)
 ------------------       ---------        ----------      ------------------   ----------------
Michal D. Cann,           $130,000          $30,000              85,000              $2,428
President and Chief
Executive Officer

---------------------

     (1) Reflects bonus earned in 1999 but paid in 2000.

     (2) The amount disclosed in this column represents matching contributions under WBCO's 401(k) Plan, together with term life insurance premiums.


OPTION GRANTS IN 1999

        There were no options granted to the Named Executive in 1999.


OPTION EXERCISES AND YEAR-END OPTION VALUES

        The following table summarizes option exercises and the value of unexercised options held by the Named Executive at December 31, 1999:



                                                           Number of Shares
                                                        Underlying Unexercised        Value of Unexercised
                 Shares Acquired on                       Options (Exercisable/        In-the-Money Options
       Name            Exercise       Value Realized        Unexercisable)        (Exercisable/Unexercisable)(1)
       ----            --------       --------------    -----------------------   -------------------------------
Michal D. Cann           -0-               -0-               66,500/18,500               $288,519/($13,348)

--------------------

    (1) In accordance with applicable rules of the Securities and Exchange Commission, values are calculated by subtracting the exercise price from the fair market value of the underlying stock. For purposes of this table, fair market value is deemed to be $8.25, the last sale price of WBCO's common stock reported on the Nasdaq National Market on December 31, 1999.

    OTHER EMPLOYEE BENEFITS

        The Company maintains a salary savings 401(k) Plan for its employees, including its executive officers. All persons employed for at least one year who are at least 21 years of age and have a minimum of 1,000 hours service may participate in the 401(k) Plan. Employees who participate may contribute a portion of their salary to the 401(k) Plan; contributions of up to 5% of salary are matched 50% by the Company, subject to certain specified limits. WBCO contributed approximately $80,282 in matching funds to the 401(k) Plan during 1999.

        Certain employees and officers of the Company may participate in the Company's discretionary bonus plan. Contributions by the Company are based upon year-end results of operations for the Company and attainment of goals by individuals. In 1999, the Company contributed $363,280 to the bonus plan for such employees and officers.

        The Company provides a group health insurance plan along with the normal vacation and sick pay benefits.

EXECUTIVE SEVERANCE AGREEMENT

        The Company has entered into an executive severance agreement with Mr. Cann. The agreement provides that Mr. Cann would receive a severance benefit in an amount equal to two times the amount of his highest compensation paid during the previous three years, if his employment is terminated in certain cases preceding, and for any reason following by up to three years, a change in control of the Company. The Company has also entered into severance agreements with six additional officers that provide each officer with a severance benefit in an amount equal to one and one half times the amount of their highest compensation paid during the previous three years, if their employment is terminated in certain cases preceding, and for any reason following by up to three years, a change in control of the Company.

        The provisions of the severance agreements are triggered by a "change in control," which means a change "in the ownership or effective control" or "in the ownership of a substantial portion of the assets" of the Company, as such quoted terms are defined and used in Section 280 G(b)(2)(A) of the Internal Revenue Code. Severance payments are conditioned on a termination of the executive as a result of the change in control.

                            BENEFICIAL OWNERSHIP AND
                       SECTION 16(a) REPORTING COMPLIANCE

        WBCO is a reporting company pursuant to Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"). Under Section 16(a) of the Exchange Act, and the rules promulgated thereunder, directors, officers, greater than 10% shareholders, and certain other key personnel (the "Reporting Persons") are required to report their ownership and any change in ownership of WBCO securities to the Securities and Exchange Commission ("SEC"). WBCO believes that the Reporting Persons have complied with all Section 16(a) filing requirements applicable to them.

        In making the foregoing statement, WBCO has relied solely upon written representations of the Reporting Persons, its lack of knowledge of the existence of any holder of greater than 10% of WBCO outstanding common stock, and copies of the reports the Reporting Persons have filed with the SEC.

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

        During 1999, certain directors and executive officers of WBCO and the Bank, and their associates, were customers of the Bank, and it is anticipated that such individuals will be customers of the Bank in the future. All transactions between the Bank and its officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other, unrelated persons. In the opinion of management, such transactions with executive officers and directors did not involve more than the normal risk of collectability or present other unfavorable features.

                                RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of KPMG LLP ("KPMG") has been selected by WBCO to be its independent accountants for the current year. Shareholders are not required to take action in this selection. A representative of KPMG is expected to be present at the Annual Meeting to make a statement, if desired, and to be available to respond to appropriate questions.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

        A shareholder proposing to transact business at WBCO's 2001 Annual Meeting of Shareholders must provide notice of such proposal to WBCO no later than February 1, 2001. For shareholder proposals to be considered for inclusion in WBCO's proxy statement and form of proxy relating to its 2001 Annual Meeting of Shareholders, such proposals must be received by WBCO no later than November 17, 2000. If WBCO receives notices of a shareholder proposal after February 1, 2001, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on such shareholder proposal.


                                  OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters should properly come before the Annual Meeting, it is the intention of the persons appointed in the Proxy to vote the shares represented by the Proxy in accordance with recommendations of management on such matters.


        WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                           WASHINGTON BANKING COMPANY
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 25, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           WASHINGTON BANKING COMPANY

                       PLEASE SIGN AND RETURN IMMEDIATELY

    The undersigned shareholder of WASHINGTON BANKING COMPANY ("WBCO") hereby nominates, constitutes and appoints, Michal D. Cann and Jay T. Lien, and each of them (with full power to act alone), the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of WBCO standing in my name and on its books on March 30, 2000 at the Annual Meeting of Shareholders to be held at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington on May 25, 2000, at 3:00 p.m., and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1. Election of Directors. A proposal to elect as directors the persons listed below to serve until the Annual Meeting of Shareholders in the year 2003 or until their successors are duly elected and qualified.

         [ ]  FOR all nominees listed below                       [ ]  WITHHOLD AUTHORITY TO VOTE
                                                                    for all nominees listed below
                                                                    (in the manner described below)

    Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

           Karl C. Krieg, III, Robert B. Olson, Anthony B. Pickering

2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ABOVE. IF NO
                               DIRECTION IS MADE,
         THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE.

    Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the May 25, 2000 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

                                                      Date:  , 2000

                                                      --------------------------
                                                      Signature

                                                      --------------------------
                                                      Signature

                                                      NOTE: Signature(s) should
                                                      agree with name(s) on WBCO
                                                      stock certificate(s).
                                                      Executors, administrators,
                                                      trustees and other
                                                      fiduciaries, and persons
                                                      signing on behalf of
                                                      corporations or
                                                      partnerships should so
                                                      indicate when signing. All
                                                      joint owners must sign.